UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  December 31, 2015

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115

Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events

General Moly, Inc. (the “Company”) is filing this Current Report on Form 8-K to recast certain previously reported amounts related to the tax liability on exercise of certain restricted stock unit vestings.

The rules of the Securities and Exchange Commission require that when a registrant prepares, on or after the date a registrant reports an accounting change such as the changed noted above, a new registration, proxy or information statement (or amends a previously filed registration, proxy, or information statement) that includes or incorporates by reference financial statements, the registrant must recast the prior period financial statements included or incorporated by reference in the registration, proxy or information statement to reflect these changes.  Accordingly, the Company is filing this Form 8-K to recast our consolidated financial statements for the year ended December 31, 2015, to reflect the change noted above.  The update does not represent a restatement of previously issued financial statements.  The recast information of items contained in the Company’s 2015 Form 10-K is present in Exhibits 99.1 to the Form 8-K.

The information included in this Form 8-K is presented for informational purposes only in connection with the reporting change described above and does not amend or restate our audited consolidated financial statements, which were included in our 2015 Form 10-K.  This Form 8-K does not reflect events occurring after we filed our 2015 Form 10-K and does not modify or update the disclosures therein in any way, other than to illustrate the adjustment of presentation of certain amounts related to tax liabilities on restricted stock unit vestings.  For developments subsequent to the filing of the 2015 Form 10-K, refer to our Quarterly Report on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1

Updated Part II, Item 8.  Financial Statements and Supplementary Data, from General Moly, Inc.’s Annual Report on 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on March 8, 2016.

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Label Linkbase

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: December 21, 2016	By:	/s/ Lee M. Shumway
Lee M. Shumway
Chief Financial Officer